                                                                      Exhibit 24

                               POWER OF ATTORNEY

      Each of the undersigned does hereby appoint R. C. JAUDES, D. H. YAEGER,
G. T. McNEIVE, JR. and M. C. KULLMAN, and each of them severally, his or her true and lawful attorneys to execute in his or her name, place, and stead (whether on behalf of Laclede Gas Company, a Missouri corporation, or as an officer or director thereof, or by affixing or attesting the seal of said Company, or otherwise): (1) a registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the "S-3" in connection with the registration of: (a) up to and including 1,250,000 shares of Laclede Gas Company common stock having a par value of $1.00 per share (the "Common Stock") for issuance in a public offering (the "Stock Issuance"), which Stock Issuance, subject to certain conditions, was authorized and approved by the Laclede Gas Company Board of Directors on November 19, 1998; and (b) a like number of related common stock purchase rights ("Related Rights") to accompany the shares of Common Stock; (2) any filings to register, or obtain exemption, under the securities and/or "blue sky" laws in any jurisdiction in connection with the Stock Issuance and/or the issuance of the Related Rights (the "Blue Sky Filings"); (3) any and all amendments (including, but not limited to post-effective amendments), supplements and/or exhibits to the S-3 and/or any Blue Sky Filings; and (4) all instruments necessary or advisable in connection therewith; as well as the power and authority, as such attorney or attorneys, to affix and attest the seal of Laclede Gas Company thereon, and to file the same with the Securities and Exchange Commission and any other regulatory agency in any jurisdiction. Each of said attorneys shall have power to act hereunder with or without the others.

      A copy hereof shall have the same force and effect as the original.

      IN WITNESS WHEREOF, the undersigned have executed this instrument this 19th day of November, 1998.

/s/R. E. Beumer                                   /s/W. E. Nasser
___________________________________________       ___________________________________________
R. E. BEUMER                                      W. E. NASSER

/s/A. B. Craig                                    /s/R. P. Stupp
___________________________________________       ___________________________________________
A. B. CRAIG                                       R. P. STUPP

/s/H. Givens, Jr.                                 /s/H. E. Trusheim
___________________________________________       ___________________________________________
H. GIVENS, JR.                                    H. E. TRUSHEIM

/s/C. R. Holman                                   /s/D. H. Yaeger
___________________________________________       ___________________________________________
C. R. HOLMAN                                      D. H. YAEGER

/s/R. C. Jaudes                                   /s/G. T. McNeive, Jr.
___________________________________________       ___________________________________________
R. C. JAUDES                                      G. T. McNEIVE, JR.

/s/M. A. Krey
___________________________________________
M. A. KREY
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